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                                EXHIBIT (16)(c)

                            Performance Calculations

                                   Schedules
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                           AMERICAN PERFORMANCE FUNDS
                                   EXHIBIT 16
                        30-DAY S.E.C. YIELD CALCULATIONS
                               GROWTH EQUITY FUND

                                              (a-b)
30-Day S.E.C. Yield Equation   = 2*[[(        (cd)     +1)*6] - 1)

WHERE  a =   Dividends and interest earned during the period

       b =   Expenses accrued for the period (net of reimbursements)

       c = The average daily number of shares outstanding during the period that were entitled to receive dividends

       d = The maximum offering price (NAV for No Load) per share on the last day of the period.


WITH   5.00% LOAD:

                        (    73,214.16 -   55,678.91)
             =   2*[[(                                +1)*6]-1]=  0.31%
                        (   5,597,902.547 *    12.20)


WITHOUT 5.00% LOAD:
                        (    73,214.16 -   55,678.91)
             =   2*[[(                                +1)*6]-1]=  0.32%
                        (   5,597,902.547 *    11.59)

The performance was computed based on the thirty day period ending February 28, 1998.
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                           AMERICAN PERFORMANCE FUNDS
                                   EXHIBIT 16
                                  TOTAL RETURN
                               LOAD CALCULATIONS
                               GROWTH EQUITY FUND

AVERAGE ANNUAL TOTAL RETURN
WITH SALES LOAD OF:  5.00%

T = (ERV/P)*1/N - 1

WHERE:   T =      TOTAL RETURN

         ERV =    ENDING REDEEMABLE VALUE AT THE END
                  OF THE PERIOD OF A HYPOTHETICAL
                  $1,000 INVESTMENT MADE AT THE
                  BEGINNING OF THE PERIOD.

         P =      A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

         N =      NUMBER OF DAYS

EXAMPLE:

 SINCE INCEPTION: ( 06/10/94 TO 02/28/98):
                  ( 2,440.9 /1000*(1/( 1360/365))-1) =   27.06%
 ONE YEAR:        ( 02/28/97 TO 02/28/98 ):
                  ( 1,288.9 /1000*(1/( 365/365))-1) =    28.89%


AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:  0.00%

T = (ERV/P) - 1

WHERE:   T =      TOTAL RETURN

         ERV =    ENDING REDEEMABLE VALUE AT THE END
                  OF THE PERIOD OF A HYPOTHETICAL
                  $1,000 INVESTMENT MADE AT THE
                  BEGINNING OF THE PERIOD.

         P =      A HYPOTHETICAL INITIAL PAYMENT OF $1,000.


EXAMPLE:

  YEAR TO DATE:       ( 12/31/97 TO 02/28/98 ):
                      (   1,057.4 /1000) - 1 =                  5.74%
  SINCE INCEPTION:    ( 06/10/94 TO 02/28/98 ):
                      (   2,440.9 /1000) - 1 =                144.09%
  QUARTERLY:          ( 11/30/97 TO 02/28/98 ):
                      (   1.063.0 /1,000) - 1 =                 6.30%
  MONTHLY:            ( 0/31/98 TO 02/28/98 ):
                      (   1,018.4 /1.000) - 1 =                 1.84%
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                           AMERICAN PERFORMANCE FUNDS
                                   EXHIBIT 16
                                  TOTAL RETURN
                              NO LOAD CALCULATIONS
                               GROWTH EQUITY FUND

AVERAGE ANNUAL TOTAL RETURN
WITH SALES LOAD OF:  0.00%

T = (ERV/P)*1/N - 1

WHERE:   T =      TOTAL RETURN

         ERV =    ENDING REDEEMABLE VALUE AT THE END
                  OF THE PERIOD OF A HYPOTHETICAL
                  $1,000 INVESTMENT MADE AT THE
                  BEGINNING OF THE PERIOD.

         P =      A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

         N =      NUMBER OF DAYS

EXAMPLE:

 SINCE INCEPTION: ( 06/10/94 TO 02/28/98):
                  ( 2,569.4 /1000*(1/( 1360/365))-1) =   28.82%
 ONE YEAR:        ( 02/28/97 TO 02/28/98):
                  ( 1,356.1 /1000*(1/( 365/365))-1) =    35.61%


AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:  0.00%

T = (ERV/P) - 1

WHERE:   T =      TOTAL RETURN

         ERV =    ENDING REDEEMABLE VALUE AT THE END
                  OF THE PERIOD OF A HYPOTHETICAL
                  $1,000 INVESTMENT MADE AT THE
                  BEGINNING OF THE PERIOD.

         P =      A HYPOTHETICAL INITIAL PAYMENT OF $1,000.


EXAMPLE:

  YEAR TO DATE:       ( 12/31/97 TO 02/28/98 ):
                      (   1,113.2 /1000) - 1 =                 11.32%
  SINCE INCEPTION:    ( 06/10/94 TO 02/28/98 ):
                      (   2,569.4 /1000) - 1 =                156.94%
  QUARTERLY:          ( 11/30/97 TO 02/28/98 ):
                      (   1.119.4 /1,000) - 1 =                11.94%
  MONTHLY:            ( 0/31/98 TO 02/28/98 ):
                      (   1,072.1 /1.000) - 1 =                 7.21&